UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 19, 2008

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 19, 2008, the Board of Directors of Evans Bancorp, Inc. (the "Company") appointed John B. Connerton, 41, to serve as the Company’s principal accounting officer. Mr. Connerton served as the Company’s controller from July 2002 until his appointment.

(e) On February 21, 2008, the Board of Directors of ENB Insurance Agency, Inc. ("ENB Insurance"), an indirect, wholly-owned subsidiary of Evans Bancorp, Inc., approved an amendment to the bonus formula the Board of Directors of ENB Insurance Agency, Inc. ("ENB Insurance Board") will reference in determining Mr. Robert Miller’s eligibility to receive an annual bonus under Mr. Miller’s Employment Agreement with ENB Insurance. Prior to the amendment, Mr. Miller’s bonus was determined on the basis of "EBIT" (earnings, before accrued bonus, as well as interest and tax). Under the amended formula, Mr. Miller’s bonus will be determined on the basis of "EBITA" (earnings, before accrued bonus, as well as interest, tax and amortization). In the absence of any further amendments or modifications, the amended bonus formula will be referenced annually by the ENB Insurance Board commencing January 1, 2009.
The bonus formula is attached to this Current Report on Form 8-K as Exhibit 10.1 and the forgoing description is qualified in its entirety by reference to that exhibit.

Item 7.01 Regulation FD Disclosure.

On February 19, 2008, the Board of Directors of the Company declared a semi-annual cash dividend of $0.37 per share on the Company’s outstanding common stock. The dividend is payable on April 1, 2008 to shareholders of record as of March 10, 2008.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Annual Bonus Formula, Robert Miller

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

February 25, 2008	By:	/s/David J Nasca

Name: David J Nasca
Title: President & C.E.O.

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Exhibit Index

Exhibit No.	Description

10.1	Annual Bonus Formula, Robert Miller